Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies sales)

Monthly Sales ($ in millions)*

	2008	2009	2010	2011	2012
January	73.7	147.3	146.4	151.9	140.4
February	71.5	144.1	142.1	148.1	138.1
March	72.3	141.3	160.2	170.8	149.0
April	82.9	145.8	128.5	157.0	142.6
May	76.9	141.5	142.9	163.0	145.0
June	84.5	148.8	159.6	169.6	138.9
July	81.8	159.7	152.6	159.6	144.0
August	68.3	151.3	149.5	168.7	148.6
September	75.6	153.6	160.2	162.5	138.9
October	71.1	148.2	143.7	149.0	145.0
November	107.9	150.3	152.7	153.7	140.7
December	139.4	144.8	154.3	145.8	135.7

12 Month Rolling Average ($ in millions)*

	2008	2009	2010	2011	2012
January	71.0	89.9	148.1	149.9	157.3
February	71.8	96.0	147.9	150.4	156.5
March	72.7	101.8	149.4	151.2	154.7
April	74.1	107.0	148.0	153.6	153.5
May	74.9	112.4	148.1	155.3	152.0
June	76.3	117.7	149.0	156.1	149.4
July	77.5	124.2	148.4	156.7	148.1
August	75.1	131.1	148.2	158.3	146.5
September	74.4	137.7	148.8	158.5	144.5
October	74.4	144.2	148.4	159.0	144.2
November	77.7	147.6	148.6	159.0	143.1
December	83.8	148.1	149.4	158.3	142.2

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.